Exhibit 99.1

Red Cat Holdings, Inc. Announces Closing of Public Offering

Humacao, Puerto Rico, July 21, 2021 — Red Cat Holdings, Inc. (NASDAQ: RCAT) (“Red Cat” or the “Company”) a technology provider to the drone industry, today announced the closing of its underwritten public offering of 13,333,334 shares of its common stock at a public offering price of $4.50 per share, for gross proceeds of approximately $60,000,000, before deducting underwriting discounts, commissions and offering expenses. In addition, the Company has granted the underwriters a 45 day option to purchase up to an additional 2,000,000 shares of common stock to cover over-allotments at the offering price, less the underwriting discount.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

The Company intends to use the net proceeds from the offering to provide funding for services, sales and marketing efforts for its Red Cat Drone Services, strategic acquisitions and related expenses, and general working capital.

The securities were offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-256216), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 17, 2021 and declared effective on June 14, 2021. The offering was made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Red Cat Holdings, Inc.

Red Cat provides products, services and solutions to the drone industry. Spanning multiple industries and segments, the spectrum of companies in Red Cat's portfolio provides diverse and comprehensive reach into multiple markets including: enterprise remote flight technology; SaaS solutions for secure flight data storage; consumer hardware and communication technology; and consumer e-commerce and lifestyle brands. For more information on Red Cat Holdings, Inc. please visit the company's website: https://www.redcatholdings.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

For Investor Relations Inquiries:

Chad Kapper
 Phone: (818) 906-4701
E-mail: Investors@redcat.red